Story & Company, P.C.
Certified Public Accountants
5205 E. Weaver Avenue
Centennial, Colorado 80121_______________________________________ (303) 267-0017
                                                        Facsimile (303) 290-0935
                                                        Toll-Free (888) 785-9704




January 31, 2005


United States
Securities And Exchange Commission
Washington, D.C. 20549
                                                 Monet Entertainment Group, Ltd.
                                                                 EIN 84-1391993

Dear Sirs:

At the request of Monet Entertainment Group, Ltd, we have reviewed their amended Form 8K dated January 27, 2005, including revisions to Item 4.01 Change in Registrant's Certifying Accountant.

We concur with the changes made therein.


Sincerely,


/s/ Brian L. Storey
-------------------
Brian L. Story, CPA
President, Story & Company, P.C.